UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2021 (August 24, 2021)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 University Plaza
Suite 100
Hackensack, NJ		07601
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code 201-696-9345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01         Entry into a Material Definitive Agreement

As previously disclosed, on August 12, 2021, Protalix BioTherapeutics, Inc. (the “Company”) entered into definitive agreements (the “Exchange Agreements”) relating to exchanges (the “Exchanges”) of an aggregate of $54.65 million principal amount of the Company’s outstanding 7.50% Senior Secured Convertible Notes due 2021 (the “Existing Notes”) for an aggregate of $28.75 million principal amount of newly issued 7.50% Senior Secured Convertible Notes due 2024 (the “Exchange Notes”), $25.90 million in cash and an additional approximately $1.1 million in cash representing accrued and unpaid interest on the Existing Notes through the closing date. The Exchanges were completed on August 25, 2021, in accordance with the terms of the Exchange Agreements. The initial conversion rate of the Exchange Notes is 563.2216 shares of the Company’s Common Stock (“Common Stock”) per $1,000 principal amount of Exchange Notes, which is equivalent to an initial conversion price of $1.7755 per share of Common Stock, subject to adjustment in certain circumstances. After giving effect to the Exchanges, $3.27 million aggregate principal amount of the Existing Notes are currently outstanding.

In order to facilitate the Exchanges, on August 24, 2021, the Company and its subsidiaries, Protalix Ltd. and Protalix BV, entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee, registrar, paying agent and conversion agent, and Wilmington Savings Fund Society, FSB, as the collateral agent, supplementing the Indenture, dated as of December 7, 2016, as amended or supplemented, (the “Existing Indenture”), relating to the Existing Notes. The Third Supplemental Indenture amends the Existing Indenture to, among other matters, permit the Company to issue the Exchange Notes. The Company received the consent to enter into the Third Supplemental Indenture from the holders of 77% of the aggregate principal amount of the Existing Notes outstanding as of the close of business on August 16, 2021, in accordance with Section 9.02 of the Existing Indenture. The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Exchange Notes were issued pursuant to an Indenture entered into between the Company, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Savings Fund Society, FSB, as collateral agent (the “Indenture”). Interest on the Exchange Notes will be payable semi-annually at a rate of 7.50% per annum. The Exchange Notes mature on September 1, 2024, unless earlier purchased, converted, exchanged or redeemed, and will be guaranteed by the Company’s subsidiaries.

Holders may require the Company to repurchase their Exchange Notes upon the occurrence of certain events that constitute a fundamental change under the Indenture at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

Holders may convert their Exchange Notes at any time prior to the close of business on the business day immediately preceding the stated maturity date of the Exchange Notes. Upon conversion, the Company may, at its election, deliver shares of Common Stock, cash or a combination of shares of Common Stock and cash based on the applicable conversion rate. However, until the Company obtains stockholder approval to issue additional shares of Common Stock upon conversion of the Exchange Notes, the Company will be required to settle at least a portion of its conversion obligation in cash. The Company intends to seek stockholder approval promptly in order to settle conversions of the Exchange Notes in Common Stock.

The Indenture includes covenants customary for instruments of this type, including, without limitation, restrictions on the Company’s ability to incur additional indebtedness, create liens on its properties, pay dividends and make restricted payments or certain investments, and also requires the Company to apply a portion of the proceeds from certain asset sales or licensing arrangements to redeem the Notes, in each case subject to certain exceptions. The foregoing descriptions of the Indenture and the Exchange Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, filed hereto as Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

Like the Existing Notes and at equal priority, the Exchange Notes will be secured by perfected liens on all of the material assets of the Company and its subsidiaries (subject to certain exceptions and permitted liens). In connection therewith, the Company and its subsidiaries, as guarantors, entered into a U.S. Security Agreement, dated of August 24, 2021 with Wilmington Savings Fund Society, FSB, as collateral agent (the “U.S. Security Agreement”). In addition, Protalix Ltd. entered into a Security Agreement/Debenture, dated of August 24, 2021, with Altshuler Shaham Trusts Ltd., as security trustee (the “Israeli Security Agreement”). The U.S. Security Agreement and the Israeli Security

Agreement contain the terms and conditions of the security interest granted in connection with the Exchange Notes. The foregoing descriptions of the U.S. Security Agreement and the Israeli Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

The issuance of the Exchange Notes was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 3(a)(9) thereof.

On August 26, 2021, the Company issued a press release announcing the closing of the Exchanges and certain terms and conditions thereof. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

The offer and sale of the Exchange Notes and the shares of Common Stock issuable upon conversion of the Exchange Notes, if any, was not registered under the Securities Act or any state securities laws, and unless so registered, the Exchange Notes and such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02         Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of August 24, 2021, by and among Protalix BioTherapeutics, Inc., the guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., as trustee, registrar, paying agent and conversion agent, and Wilmington Savings Fund Society, FSB, as the collateral agent

4.2

Indenture, dated as of August 24, 2021, between Protalix BioTherapeutics, Inc., the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Savings Fund Society, FSB, as collateral agent

4.3	Form of Exchange Note
10.1

Amended and Restated U.S. Security Agreement dated of August 24, 2021 among Protalix BioTherapeutics, Inc., the guarantors party thereto, Wilmington Savings Fund Society, FSB, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as Notes Trustee

10.2	2021 Security Agreement/Debenture, made on August 24, 2021 between Protalix Ltd. and Altshuler Shaham Trusts Ltd., as security trustee
99.1	Press Release dated August 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2021	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer